SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): May 10, 2002



                     BURNHAM PACIFIC PROPERTIES, INC.
          (Exact name of registrant as specified in its charter)



  Maryland                          1-9524                      33-0204126
(State or other            (Commission file number)           (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)



       110 West A Street, Suite 900, San Diego, California 92101-3711
            (Address of principal executive offices) (Zip Code)


                               (619) 652-4700
            Registrant's telephone number, including area code:


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ITEM 5.  Other Events.

         On May 10, 2002, Burnham Pacific Properties, Inc. ("Burnham") issued a press release announcing, among other things, that it is currently anticipated that (i) in accordance with the Plan of Complete Liquidation and Dissolution of Burnham previously approved by Burnham's stockholders, Burnham will enter into a liquidating trust agreement on June 28, 2002 for the purpose of winding up Burnham's affairs and liquidating Burnham's assets,
(ii) on June 28, 2002, Burnham will transfer its then remaining assets to (and its then remaining liabilities will be assumed by) the trustees of the BPP Liquidating Trust and Burnham will be dissolved, and (iii) June 27, 2002 will be the last day of trading of Burnham common stock on the New York Stock Exchange, and Burnham's stock transfer books will be closed as of the close of business on such date. The foregoing summary is qualified in its entirety by a letter to stockholders attached hereto as Exhibit 99.1 and a press release attached hereto as Exhibit 99.2, each of which is incorporated herein by reference.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

99.1     Letter to stockholders dated May 10, 2002.

99.2     Press release of Burnham dated May 10, 2002.





                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           BURNHAM PACIFIC PROPERTIES, INC.



                           /s/ Scott C. Verges
                           ----------------------------------------------
                           Scott C. Verges, President and Chief Executive
                           Officer

Dated:  May 10, 2002

                               EXHIBIT INDEX

99.1              Letter to stockholders dated May 10, 2002.

99.2              Press release of Burnham dated May 10, 2002.